Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	March 3, 2021

Jacobs Takes Majority Stake in PA Consulting to Form Strategic Partnership

Further enables shift to a global leader in high-value solutions
Continue to expect $0.52 to $0.57 of adjusted EPS accretion from PA for fiscal 2022

DALLAS – Accelerating its growth strategy as a leading technology-enabled solutions provider, Jacobs (NYSE:J) has taken a 65% stake in PA Consulting, a leading innovation and transformation consulting firm. The investment places an enterprise value of PA at £1.825 billion ($2.5 billion1) and transforms PA into a global player at scale. The remaining 35% stake is held by PA employees.
“This strategic partnership accelerates our strategy to become a leader in bringing greater innovation and creativity to respond to current-day challenges such as climate change, cyber, urbanization and the ongoing healthcare crisis,” said Jacobs Chair and CEO Steve Demetriou. “PA has delivered strong growth over the last five years and together our organizations will set a new industry benchmark in differentiated solutions that deliver superior end-to-end value for Jacobs and PA clients, employees and investors.”
Paving the way for closing, the transaction was overwhelmingly approved by PA employees and shareholders, with 99.9% voting in favor of the partnership. Voluntary election for management rollover was fully subscribed, indicating the enthusiasm and commitment of PA partners and employees about the growth opportunity.
CEO of PA Consulting Ken Toombs said: “The completion of Jacobs’ investment marks the beginning of an exciting new chapter for PA. Jacobs’ culture, values and client base are closely aligned to our own, making them a natural marketplace partner. Their complementary capabilities will further strengthen our ability to deliver innovative solutions for our clients. The overwhelming support of PA shareholders for the transaction is a testament to the great potential we all see in this partnership.”
The partnership respects and preserves PA’s independence and heritage, and advances opportunities for both Jacobs and PA employees through collaboration and co-creation of innovative solutions for clients. Joint go-to-market teams are aimed at high growth sectors of Health and Life Sciences, Public Services, Consumer and Manufacturing, and Defense and Security to help address some of the world’s most critical challenges.

PA’s reputation for tackling these challenges is evidenced by their work in:
•improving people’s lives, by supporting the U.K. Government with their ventilator program, and supporting the development of innovative cell and gene therapies;
•tackling sustainability, creating practical solutions to replacing single-use plastics, and supporting the transition to clean energy;
•protecting the U.K. by supporting the U.K. Ministry of Defence in its innovation efforts, and creating a regulatory strategy for commercial space travel; and
•reinventing infrastructure, by developing proprietary digital technology like iPredict to predict energy utility asset failures as well as working with Virgin Hyperloop One on the first new mode of transport for more than a century.
Jacobs President and Chief Operating Officer Bob Pragada commented: “We are excited about the leading-edge work that PA does, as well as their performance for 2020, which exceeded expectations. Their pipeline of strategic and technical consulting work continues to grow, and looking further into fiscal 2021 and beyond, the Jacobs-PA partnership presents a compelling organic growth opportunity driven by technology-enabled solutions in response to industry disruption and client needs.”
Jacobs completed the deal on March 2, 2021, in accordance with the terms announced on November 30, 2020. The transaction was funded through a combination of cash on hand and existing debt facilities.
Advisors
Rothschild & Co. served as exclusive financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP served as legal counsel to Jacobs.
J.P. Morgan and HSBC served as financial advisors to The Carlyle Group and PA. Linklaters served as legal counsel to The Carlyle Group and PA, and Dickson Minto served as legal counsel to the management of PA.
Note: 1 The enterprise value £1.825 billion ($2.5 billion) is based off foreign exchange rate of 1.3951 USD per GBP.
About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $14 billion in revenue and a talent force of approximately 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sector. Visit jacobs.com and connect with Jacobs on Facebook, Instagram, LinkedIn and Twitter.

About PA Consulting
We believe in the power of ingenuity to build a positive human future in a technology-driven world. As strategies, technologies and innovation collide, we create opportunity from complexity. Our diverse teams of experts combine innovative thinking and breakthrough use of technologies to progress further, faster. Our clients adapt and transform, and together we achieve enduring results. An innovation and transformation consultancy, we are over 3,200 specialists in defense and security, consumer and manufacturing, government, health and life sciences, transport, energy and utilities, and financial services. Our people are strategists, innovators, designers, consultants, digital experts, scientists, engineers and technologists. We operate globally from offices across the U.K., U.S., Europe, and the Nordics. Discover more at paconsulting.com and connect with PA on LinkedIn and Twitter.

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Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this release that are not based on historical fact are forward-looking statements, including statements regarding the anticipated benefits of the strategic partnership between the company and PA Consulting. We base these forward-looking statements on management's current estimates and expectations as well as currently available competitive, financial and economic data. Forward-looking statements, however, are inherently uncertain. There are a variety of factors that could cause business results to differ materially from our forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic and the related reaction of governments on global and regional market conditions and the company's business. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements, see our Annual Report on Form 10-K for the year ended October 2, 2020, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended January 1, 2021, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the company's other filings with the Securities and Exchange Commission. The company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

Non-GAAP Financial Measures

In this press release, the company has included a certain non-GAAP financial measure as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measure included in this press release is the expected accretion of the transaction to Jacobs' adjusted earnings per share (EPS) for fiscal 2022. Reconciliation of this financial measure to the most directly comparable GAAP measure is not available without unreasonable efforts because Jacobs cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction related expenses to be incurred in fiscal 2022 and subsequent periods. Jacobs provides non-GAAP financial measures to supplement U.S. GAAP measures, as they provide additional insight into Jacobs' financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance, or a substitute for, U.S. GAAP. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of Jacobs to those used by peer companies.

For additional information contact:

Investors:
Jonathan Doros, 817-239-3457
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com